                                                                    EXHIBIT 10.6


                                  MASTER LEASE


                                     between


                               BET INVESTMENTS IV
                       a Pennsylvania limited partnership

                                  ("Landlord")


                                       and


                        INTEGRATED CIRCUIT SYSTEMS, INC.
                           a Pennsylvania corporation

                                   ("Tenant")


                                ----------------

                                January 29, 1999

                                ----------------

                               TABLE OF CONTENTS
                                                                         Page(s)
                                                                         -------

ARTICLE I: Leased Premises ................................................    1

ARTICLE II: Term ..........................................................    2

ARTICLE III: Rent, Lease Security .........................................    2

ARTICLE IV: Taxes, Assessments, and Utilities .............................    4

ARTICLE V: Alterations and Improvements to Premises .......................    6

ARTICLE VI: Title to Property and Fixtures ................................    7

ARTICLE VII: Quiet Enjoyment of the Premises ..............................    7

ARTICLE VIII: Use of Premises: Compliance With Laws .......................    8

ARTICLE IX: Inspection ....................................................    9

ARTICLE X: Maintenance of Premises ........................................    9

ARTICLE XI: Damage to Premises ............................................    9

ARTICLE XII: Insurance on Premises ........................................   10

ARTICLE 13: Liability and Indemnification .................................   11

ARTICLE XIV: Mechanics' and Other Liens ...................................   12

ARTICLE XV: Signage .......................................................   13

ARTICLE XVI: Brokerage Commission .........................................   13

ARTICLE XVII: Environmental Compliance ....................................   13

ARTICLE XVIII: Assignment or Subletting of Premises .......................   15

ARTICLE XIX: Holding Over .................................................   15

ARTICLE XX: Surrender of Premises .........................................   16

ARTICLE XXI: Condenmation .................................................   16

ARTICLE XXII: Waiver of Landlord ..........................................   17

ARTICLE XXII: Events of Default by Tenant .................................   17

ARTICLE XXIV: Landlord's Remedies .........................................   18

ARTICLE XXV: Landlord's Cure of Default by Tenant;
             Reimbursement of Expenses ....................................   21

ARTICLE XXVI: Subordination ...............................................   21

ARTICLE XXVII: Estoppel Certificates ......................................   22

ARTICLE XXIII: Succession .................................................   22

ARTICLE XXIX: Notices .....................................................   23

ARTICLE XXX: No Partnership ...............................................   23

ARTICLE XXXI: No Representations by Landlord ..............................   23

ARTICLE XXXII: Necessary Approvals and Lease Modifications ................   24

ARTICLE XXXIII: Miscellaneous .............................................   24

EXHIBIT "A-1": Premises ...................................................   27

EXHIBIT "A-2": Land .......................................................   28

                             BASIC LEASE INFORMATION

     The Basic Lease Information is set forth below for the convenience of the Landlord and Tenant and shall not be deemed to be incorporated into or made a part of the attached Lease for any reason. In the event of any conflict between the Basic Lease Information set forth below and the Lease, the Lease shall control.

Landlord:                     BET Investments IV, a Pennsylvania limited
                              partnership

Landlord's Address:           2600 Philmont Avenue, Suite 212 Huntingdon Valley,
                              PA 19006

Tenant: Integrated Circuit Systems, Inc., a Pennsylvania corporation

Tenant's Address:             2435 Boulevard of the Generals, Norristown, PA

Building Address:             2435 Boulevard of the Generals, Norristown, PA

Premises:                     An Office Building/Laboratory Facility

County:                       Montgomery

Term:                         Eight Years

Estimated Commencement Date:  March 1, 1999

Actual Commencement Date:

Expiration Date:              February 28, 2007 Renewal Option:

Annual Base Rent:             Year 1: $610,000 per annum; $50,833.33 per month
                              Year 2: $628,300 per annum; $52,358.33 per month
                              Year 3: $647,149 per annum; $53,929.08 per month
                              Year 4: $666,563 per annum; $55,546.92 per month
                              Year 5: $686,560 per annum; $57,213.33 per month
                              Year 6: $707,157 per annum; $58,929.75 per month
                              Year 7: $728,372 per annum; $60,697.67 per month
                              Year 8: $750,223 per annum; $62,518.58 per month

Security Deposit:             $101,666.66

Rentable Area of the
     Premises:                Approximately 61,000 Square Feet

                                  MASTER LEASE

     This MASTER LEASE (the "Lease") is made this 29th day of January, 1999 between BET Investments IV, a Pennsylvania limited partnership (the "Landlord") and INTEGRATED CIRCUIT SYSTEMS, Inc. a Pennsylvania corporation (the "Tenant").

                                   BACKGROUND

     A. The Landlord and Tenant are parties to an Agreement Of Sale dated January 15, 1999 whereby the Landlord is purchasing from the Tenant a certain office building containing approximately sixty one thousand (61,000) rentable square feet of building, as more particularly described in Exhibit "A-l" attached hereto (the "Building"), located on certain real property more particularly described on Exhibit "A-2 " attached hereto (the "Land"). The Land and the Building are collectively referred to herein as the "Premises".

     B. Tenant has proposed to lease back the Premises from the Landlord so that the Tenant may at its election (but subject to the terms set forth herein) occupy a portion thereof and, subject to the terms of Article 18, sublease portions of the Premises to other tenants.

     C. Landlord and Tenant have agreed to enter into this Lease which will set forth the rights and obligations of Landlord and Tenant regarding the use and occupancy of the Premises as of the date hereof.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the rent hereafter to be paid and the mutual covenants and agreements contained herein, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

                           ARTICLE I: Leased Premises

     Section 1.1. Landlord does hereby lease and demise unto Tenant and Tenant does hereby rent from Landlord, subject to the terms and conditions of this Lease, the Premises, together with all rights, privileges, easements, existing leasehold interests and appurtenances thereto, including, but not limited to, the right to use at all times the common entrance ways, lobbies and elevators, and all of the improvements, fixtures, and equipment therein located and the right to collect rent from existing leases and subleases of the Premises and otherwise master lease the Premises in accordance with the terms set forth herein.

     Section 1.2. Tenant and Tenant's agents, employees and invitees shall have the right to use at all times, in common with all others granted such rights by Landlord or Tenant, pursuant to a sublease executed by Tenant, in a proper and lawful manner, the common sidewalks, access roads and parking facilities located upon the Land.

                                ARTICLE II: Term

     Section 2.1. This Lease shall be for a term of eight (8) years commencing on the Commencement Date (as defined below) and ending on that date which is the last day of the ninety sixth (96th) month following the Commencement Date (the "Termination Date"), unless sooner terminated or extended in accordance with the terms of this Lease (the "Initial Term"). The Initial Term shall commence the later of March 1, 1999 or the settlement date of the Agreement of Sale for the Premises dated January 15, 1999, between the parties (the "Commencement Date"). In the event the Agreement or Sale is terminated or breached by either party so as to preclude closing of the Agreement of Sale, this Lease shall also terminate simultaneously.

     Section 2.2. Upon the expiration of the Initial Term, provided that Tenant is not then in default beyond any applicable cure period under this Lease, Tenant may renew the Initial Term for one (1) renewal term of three (3) years (the "Renewal Term"). Tenant may exercise its option to renew the Initial Term by giving Landlord written notice of Tenant's intent to renew not more than twelve (12) months and not less than nine (9) months prior to the Termination Date. The Renewal Term shall be on the same terms and conditions set forth herein, except that Base Rent (as defined below) for the Renewal Term shall be as set forth in Section 3.2 hereof The Initial Term and the Renewal Term are hereinafter collectively referred to as the "Term."

     Upon the commencement of the Renewal Term (if any), Landlord shall, at its expense, provide new paint and carpet for the Premises (of the same or similar quality to that which presently exists in the Premises). The new carpet installed by Landlord pursuant to the preceding sentence shall remain the property of Landlord and shall not be removable by Tenant at the expiration of the Term.

                        ARTICLE III: Rent, Lease Security

     Section 3.1. During the Initial Term, Tenant shall pay annual base rent ("Base Rent") as follows:

          (a) During the first year of the Initial Term, Tenant shall pay to Landlord the Base Rent of Year 1: $610,000 per annum; $50,833.33 per month;

          (b) During the second year of the Initial Term, Tenant shall pay to Landlord the Base Rent of $628,300 per annum; $52,358.33 per month.

          (c) During the third year of the Initial Term, Tenant shall pay to Landlord the Base Rent of $647,149 per annum; $53,929.08 per month.

          (d) During the fourth year of the Initial Term, Tenant shall pay to Landlord the Base Rent of $666,563 per annum; $55,546.92 per month.

          (e) During the fifth year of the Initial Term, Tenant shall pay to Landlord the Base Rent of $686,560 per annum; $57,213.33 per month.

          (f) During the sixth year of the Initial Term, Tenant shall pay to Landlord the Base Rent of $707,157 per annum; $58,929.75 per month.

          (g) During the seventh year of the Initial Term, Tenant shall pay to Landlord the Base Rent of $728,372 per annum; $60,697.67 per month.

          (h) During the eighth year of the Initial Term, Tenant shall pay to Landlord the Base Rent of $750,223 per annum; $62,518.58 per month.

     Section 3.2. The Base Rent during the Renewal Term shall be as follows:

          (a) During the first year of the Renewal Term, Tenant shall pay to Landlord the Base Rent of: $772,729.69 per annum; $64,394.14 per month;

          (b) During the second year of the Renewal Term, Tenant shall pay to Landlord the Base Rent of $795,911.58 per annum; $66,325.97 per month.

          (c) During the third year of the Renewal Term, Tenant shall pay to Landlord the Base Rent of $819,788.93 per annum; $68,315.74 per month.

     Section 3.3. Each monthly installment of Base Rent shall be due and payable, without notice or demand, in advance on or before the first day of each calendar month during the Term. The Base Rent for any portion of a calendar month at the commencement of the Term shall be prorated and paid on the Commencement Date. Base Rent for any partial month shall be prorated at the rate of one thirtieth of the monthly minimum annual rent per day.

     Section 3.4. In addition to the Base Rent to be paid by Tenant to Landlord as provided above, Tenant shall pay to Landlord as additional rent hereunder all such sums as are due and payable by Tenant to Landlord pursuant to the terms of this Lease, and the failure of Tenant to pay any sums to Landlord required hereunder shall be deemed as a failure to pay Base Rent and shall entitle Landlord to pursue such remedies as are hereafter provided with regard to the failure to pay Base Rent.

     Section 3.5. Tenant shall, upon execution of this Lease, deposit with Landlord as security for the performance of all the terms, covenants, and conditions of this Lease, the sum of One Hundred One Thousand Six Hundred Sixty Six and 66/100 Dollars ($101,666.66). This deposit is to be retained by Landlord until the expiration or earlier termination of this Lease and shall be returnable to Tenant within sixty (60) days after the expiration of the Lease, without interest, provided that (a) the Premises have been vacated, (b) Landlord shall have inspected the Premises after such vacation and found the Premises to be in a broom-clean and orderly condition, (c) Tenant shall have complied with all the terms, covenants and conditions of this Lease and (d) Tenant shall have notified Landlord, in writing, of its forwarding address. If any of the conditions of the preceding sentence have not been satisfied by Tenant, the sum deposited hereunder or any part thereof, up to the amount of the actual loss, may be retained by Landlord at its option, or may be applied by Landlord against any actual loss, damage or injury chargeable to Tenant hereunder or otherwise, if Landlord determines that such loss, damage or injury exceeds said sum deposited. It is understood by the parties that the said deposit is not to be considered as a prepayment of the Base Rent or a limit on Tenant's liability under the Lease or liquidated damages.

     Section 3.6. (a) Landlord requires as a condition to its execution of the Lease, that Tenant provide to Landlord a current financial statement of Tenant available to the pubic (if applicable) prepared and certified by an independent certified accountant in accordance with generally accepted accounting principles, consistently applied, including a balance sheet and income and expense statement in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year. Tenant shall maintain a minimum "Liquidity Ratio" (Cash and Accounts Receivable divided by Accounts Payable) of 1.2:1 as reported on a quarterly basis. As reported on a yearly basis, the Tenant shall maintain a ratio or EBIDA to interest charges of 2:1.

     (b) From time to time during the Term of the Lease, Tenant shall furnish financial statements to Landlord in accordance with the following provisions:

          (i) Within sixty (60) days after the fiscal year, Tenant shall provide to Landlord the current financial statement of Tenant available to the pubic (if applicable) prepared and certified by an independent certified accountant in accordance with generally accepted accounting principles, consistently applied, including a balance sheet and income and expense statement in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year.

                  ARTICLE IV: Taxes, Assessments, and Utilities

     Section 4.1. Except as otherwise provided herein, Tenant shall pay when due
(a) all charges for all utilities (including gas and electricity) furnished to and consumed in the operation and use of the Premises ("Utility Charges"); (b) water rents or rates and sewerage charges ("Water Charges"); and (c) similar charges of all kinds levied, assessed, or imposed or to be levied, assessed, or imposed on or against the Premises. In the event that any Utility Charges or Water Charges are billed directly to the Landlord, or collection or payment of such charges is to be made by Landlord, Tenant shall pay Such Utility Charges or Water Charges within ten (10) days of written demand of Landlord. The Tenant shall have the right to request copies of all back-up documentation in such case supporting the charge.

     Section 4.2. Tenant shall pay all personal property taxes, and all business taxes, use and occupancy taxes, licenses and fees now or hereafter levied or imposed by any governmental authority upon the Premises or the business operations and activities of Tenant. In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of payment of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay such taxes within fifteen (15) days of written demand from Landlord.

     Section 4.3. Tenant shall pay as additional rent all taxes, assessments, levies and other charges which are assessed, levied or charged upon the Premises (including the Land), less any abatement ("Real Estate Taxes'). Real Estate Taxes shall not include (a) any interest or penalties caused by the acts or omissions of the Landlord or Landlord's partners, agents of employees; (b) any capital levy, estate, succession, inheritance, transfer, sales, use or franchise taxes, or any income, profits, or revenue tax, assessment or charge imposed upon the rent received as such by the Landlord under this Lease. Tenant shall promptly reimburse Landlord for payment of such Real Estate Taxes within fifteen
(15) days of written demand, and receipt of payment, from Landlord.

     Section 4.4. Landlord shall in no event be liable for any interruption or failure of utility services or other services on the Premises unless such interruption or failure is due to the negligence or willful act or omission of Landlord or Landlord's partners, agents or employees. Tenant shall furnish all replacement electric light bulbs and tubes.

     Section 4.5. Subject to the conditions and provisions hereafter stated, Tenant may, at the sole cost and expense of Tenant, contest in good faith the validity of any Real Estate Taxes, Utility Charges, Water Charges or other similar charges, assessments, or public dues and, subject to the conditions and provisions hereafter stated, may defer the payment of such of them as may be so contested until such contest is finally determined; provided however, that in any and all such proceedings Tenant shall protect and save harmless Landlord from all attorneys' fees, costs, and damages resulting from any such proceedings or from the failure of Tenant to make any such payments, and Tenant shall immediately, upon the termination of such proceedings, pay all such Real Estate Taxes, Utility Charges, Water Charges or other similar charges or public dues, and any and all damages, interest, penalties, costs, and expenses arising therefrom that may be adjudged to be a charge against the Premises. During the time that any such Real Estate Taxes, Utility Charges, Water Charges or other similar charges, assessments or public dues are being so contested in good faith by Tenant, and provided Landlord is notified in writing thereof and is thereafter kept fully informed as to the outcome of the various stages of any such contest, Landlord shall have no right, except as hereafter stated, to pay the same; provided, however, that if Landlord shall so request, Tenant shall pay such Real Estate Taxes, Utility Charges, Water Charges or other similar charges, assessments or public dues prior to the imposition of interest or penalty thereon. Landlord agrees to cooperate with Tenant to such extent as Tenant shall reasonably request in any such contested proceeding.

     Section 4.6. Notwithstanding anything contained or implied in this Article 4 to the contrary, Tenant shall not permit the Premises, or any part thereof, to be sold, offered for sale, or advertised for sale because of nonpayment of any such Real Estate Taxes, Utility Charges, Water Charges or other similar charges, assessments or public dues, even though the foregoing may then be in course of being contested as aforesaid. In the event of any such offering for sale or advertisement of sale of the Premises, by reason of any such nonpayment thereof, Tenant shall forthwith pay said Real Estate Taxes, Utility Charges, Water Charges or other similar charges, assessments or public dues, together with interest, penalties, and costs, and such other acts as are reasonably necessary to have the offering for sale or advertisement of sale withdrawn and terminated. In the event

Tenant fails to comply with Tenant's obligations as set forth herein, then Landlord may upon written notice to Tenant pay said Real Estate Taxes, Utility Charges, Water Charges or other similar charges, assessments or public dues, together with interest, penalties, and costs, and do whatever else may be necessary to have the offering for sale or advertisement of sale withdrawn and terminated, all without any duty or obligation on the part of Landlord to inquire into the validity or legality hereof, and Tenant shall immediately reimburse Landlord forthwith upon demand for the amount so paid by Landlord and for all other costs, reasonable attorney fees, expenses, and damages incurred by Landlord in connection therewith, all of which shall be additional rent due by Tenant to Landlord.

     Section 4.7. Nothing contained in this Lease shall require Tenant to pay any franchise tax or any income, profit, estate, inheritance, succession, or capital levy assessed against or payable by Landlord, which taxes shall be the responsibility of Landlord.

               ARTICLE V: Alterations and Improvements to Premises

     Section 5.1. Tenant shall accept the Premises in their current "as is", "where is", with all faults condition, Landlord having no obligation to make any improvements to the Premises of any kind whatsoever, subject to the provisions of Article X.

     Section 5.2. During the Term, Tenant may make interior improvements, alterations or additions to the Premises (hereinafter collectively referred to as the "Leasehold Improvements") without the consent of the Landlord (including, but not limited to, the installation of furniture, fixtures and equipment), provided that exterior or structural improvements, alterations and additions shall be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes hereof, "structural improvements" shall include replacements, alterations or additions to the Premises materially affecting the roof, exterior walls, bearing walls, support beams and foundation columns. If Tenant makes any Leasehold Improvements, Tenant agrees to:

          (a) comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities, provided that Landlord shall cooperate with Tenant in securing any necessary permits, the cost for such permits to be borne by Tenant;

          (b) discharge by payment, bond or otherwise (determined in Tenant's sole discretion), any mechanics' lien filed against the Premises (of which Tenant has written notice) for work, labor, services or materials performed at or furnished to the Premises on behalf of Tenant; and

          (c) furnish Landlord with plans of such improvements, alterations or additions.

     Section 5.3. At Tenant's sole cost and expense, Tenant shall have the right to introduce into the Premises such other utilities as Tenant might require and Tenant shall pay the cost of such other utilities directly to the applicable utility companies.

                   ARTICLE VI: Title to Property and Fixtures

     Section 6.1. All non-real estate fixtures, equipment and apparatus of any kind or nature whatsoever installed by Tenant in the Premises shall remain the property of Tenant and shall be removable from time to time prior to the expiration of the Term. Any damage done to the Premises by the removal of such property shall be repaired prior to the Termination Date at Tenant's cost and expense.

     Section 6.2. All personal property in the Premises shall be and remain at Tenant's sole risk. Landlord shall not be liable for loss or damage to personal property of Tenant or others arising from theft, fire, explosion, bursting, overflowing, or leaking of the roof or of water, sewer, or steam pipes, or from heating or plumbing fixtures or from electric wires or fixtures or from any other cause whatsoever, unless such damage shall be caused by the negligence or willful act or omission of Landlord or Landlord's agents or employees.

                  ARTICLE VII: Quiet Enjoyment of the Premises

     Section 7.1. Landlord represents and warrants that Landlord is the owner of the Premises and that Landlord has the full right and authority to lease such Premises. So long as Tenant is not in default of Tenant's obligations under this Lease for which it has received written notice, Tenant shall enjoy the peaceful and quiet use and possession of the Premises, and Landlord shall warrant and defend Tenant in such peaceful and quiet use and possession against the claims of all persons claiming by, through, or under Landlord.

               ARTICLE VIII: Use of Premises: Compliance With Laws

     Section 8.1. The Premises shall be used only for general office, laboratory, research and light manufacturing uses and for such related uses consistent with the provisions hereof and the applicable zoning and use regulations.

     Section 8.2. Tenant shall, at Tenant's sole expense, subject to the provisions of Article X promptly comply with all governmental laws, ordinances, and regulations applicable to the use of the Premises and Tenant shall obtain, at Tenant's own expense, all permits, licenses, and approvals required by any federal, state or local governmental authority, relating to the Premises. Tenant shall indemnify and hold Landlord harmless from all penalties, claims, or demands by any governmental authority resulting from Tenant's failure to comply with this section.

     Section 8.3. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, nor take any action that would constitute a nuisance to occupants of neighboring property or unreasonably interfere with their use of their premises or property. Tenant shall not permit the

Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) that would (a) violate any local fire laws or regulations or (b) render the insurance thereon void, or (c) increase the premiums payable for insurance, unless Tenant agrees and actually pays for such increased premiums. Tenant shall be fully liable for any increase in insurance premiums or voiding of insurance caused by Tenant's acts. Landlord shall be fully liable for any increase in insurance premiums or voiding of insurance caused by Landlord's acts. Landlord hereby acknowledges that the Tenant's intended use of the Premises as an office/lab/light manufacturing space using non-combustible materials, does not violate subsections (a), (b) or (c) of this section.

     Section 8.4. Tenant shall have the right to contest the legality of laws, ordinances, rules, regulations, and requirements (including, but not limited to, the right to seek a zoning variance or change in zoning) affecting the Premises and to postpone compliance with the same provided such contest shall be prompt and diligently prosecuted by and at the expense of Tenant, and Tenant shall protect and save Landlord harmless from any liability and claims for any such noncompliance or postponement of compliance.

     Section 8.5. Without limiting the generality of the foregoing, Tenant shall, at Tenant's expense, subject to the Provisions of Article X, (i) maintain the common areas of the Premises and construct all alteration and improvements in compliance with the Americans with Disabilities Act of 1990 (as amended), the Federal Occupational Safety and Health Act of 1970 (as amended) and all regulations or standards as are or may be promulgated thereunder; and (ii) procure each and every permit, license, certificate, or other authorization now or hereafter required in connection with the lawful and proper use of the Premises in connection with its business.

                             ARTICLE IX: Inspection

     Section 9.1. Landlord or any agents or employees of Landlord shall have the right to enter and inspect the Premises at any reasonable time during business hours for the purpose of ascertaining the condition of the Premises. In making any entry or inspection provided hereunder, Landlord shall use all commercially reasonable efforts to protect Tenant's property and personnel from loss and injury and to avoid interfering with the conduct of Tenant's business. Except in the case of an emergency, the Landlord shall give the Tenant twenty four (24) hours notice prior to entering the Premises and Landlord shall be accompanied by a representative of the Tenant during such inspection. Landlord shall not reveal any trade secrets disclosed during such inspection.

                       ARTICLE X: Maintenance of Premises

     Section 10.1. Tenant shall keep the entire Premises and Land, including all improvements thereon, together with all electrical, plumbing, and other mechanical installations therein, in good order and repair at Tenant's own expense. Tenant shall maintain the Premises at Tenant's own expense in a clean, orderly, and sanitary condition and free of insects, rodents, vermin, and other pests. Tenant shall not permit undue accumulation of garbage, trash, rubbish, and refuse, and shall remove the same at Tenant's own expense. Tenant shall keep the Land in a neat, orderly fashion (including, without limitation, upkeep of the landscaping, sidewalks and parking areas, if any, on the Land) and shall remove all snow and ice therefrom. Tenant acknowledges that any and all costs relating to the maintenance, cleaning, operation and use of the Premises and the Land shall be at Tenant's own expense.

     Section 10.2. Notwithstanding the provisions of section 10.1 above, Landlord shall be responsible for maintaining the structure of the Premises.

                         ARTICLE XI: Damage to Premises

     Section 11.1. In the event that any portion of the Premises is damaged by fire or other casualty, then, except as provided below, the damage shall be promptly repaired by and at the expense of Tenant; and the Base Rent and additional rent, as appropriate, shall abate for any portion of the Premises which is rendered uninhabitable.

     Section 11.2. If such damage occurs during the last twelve (12) months of the Term or if Landlord obtains a reasonable professional estimate that the cost of restoring the building would exceed twenty (20%) of the full insurable value of the Building immediately prior to such fire or other casualty, then either Landlord or Tenant may, by giving notice to the other within sixty (60) days after such fire or other casualty, terminate this Lease without incurring any liability to the other. Landlord shall inform Tenant within thirty (30) days of such fire or other casualty of any decision by a mortgagee that such mortgagee will not permit insurance proceeds to be used to repair all or any portion of the damage. In the event that such mortgagee will not permit insurance proceeds to be used to repair the damage, and Landlord does not intend to use its own funds to repair such damage, either Landlord or Tenant may, by giving notice to the other within thirty (30) days after Landlord has informed tenant of such mortgagee's position and the Landlord's position, terminate this Lease without incurring any liability to the other, except that Tenant shall pay all insurance proceeds in connection with the Building over to the Landlord or the Landlord's mortgagee as the case may be. If neither party so terminates this Lease, Tenant shall use reasonable efforts to repair the Building (and the Premises, if damaged) with reasonable dispatch, allowing for the adjustment and settlement of insurance claims, the preparation of plans and specifications, the obtaining of governmental approvals and certificates, the obtaining of contractors and laborers and any other daily.

         Section 11.3. Tenant shall be entitled to a rent abatement only to the extent that a portion of the Premises is rendered untenantable because of a fire or Other casualty and only until Landlord notifies tenant that the damages thereto have been substantially repaired.

         Section 11.4. Landlord and Tenant do each hereby release and discharge the other party and any partner, officer, agent, employee or representative of such party from any liability for loss or damage to property on the Premises caused by fire or other casualty for which insurance (containing waiver of subrogation) is required to be carried by either party under the terms of this Lease.

                       ARTICLE XII: Insurance on Premises

     Section 12.1. Tenant shall maintain, at its expense, with an insurer(s) reasonably acceptable to Landlord:

          (a) standard Commercial General Liability Insurance. The limits of liability of such insurance shall be an amount not less than Two Million Dollars ($2,000,000) per occurrence, Personal Injury including death and dismemberment of not less than Two Million Dollars ($2,000,000) per occurrence, Property Damage Liability of not less than Two Million Dollars ($2,000,000) combined single limit for Personal Injury and Property Damage Liability. Such policies shall name Landlord and any mortgagee as additional insured;

          (b) "all risk" property insurance on the Premises insuring one hundred percent (100%) of the replacement value thereof; and

          (c) "all risk" property insurance on Tenant's personal property including furniture and furnishings or any fixtures or equipment removable by Tenant under this Lease. This insurance shall include fire and extended coverage perils.

     Section 12.2. At Tenant's option, Tenant may provide the coverages required under this Article 12 through blanket policies of insurance covering Tenant's other properties or Tenant may self-insure. Tenant shall deliver a certificate of insurance evidencing the coverages (or such other evidence as Landlord may reasonably request) on or prior to the Commencement Date, and at such other time, within thirty (30) days of Landlord's written request. Each policy shall provide that Landlord and any mortgage holder shall receive at least ten (10) days prior written notice of cancellation, material alteration or non-renewal of the policy.

     Section 12.3 The property to be insured by Tenant pursuant to Section 12.1(b) shall also include all improvements in the Premises, but shall not include Tenant's furniture and furnishings or any fixtures or equipment removable by Tenant under the provisions of this Lease. Such policies shall name Landlord as an additional insured as its interests appear and shall, at the written request of Landlord, name any mortgage holder as additional loss payee, as its interests may appear.

                    ARTICLE 13: Liability and Indemnification

     Section 13.1. Tenant shall defend and indemnify Landlord and save Landlord harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which, either directly or indirectly, in whole or in part, arise out of or result from (i) the negligence or willful misconduct of Tenant, or Tenant's agents, contractors or employees; (ii) any act or occurrence in the Premises, unless caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees; (iii) judgments, citations, fines or other penalties rendered or assessed against Landlord (with the exception of any claims under any worker's compensation laws) as a result of Tenant's failure to comply with all federal, state and local laws, safety and health regulations relating to Tenant's specific use of the Premises, provided that Landlord agrees to give Tenant prompt notice of any such violation asserted by any government agency; and (iv) the breach of any provision of this Lease by Tenant, its agents, contractors or employees.

     Section l3.2. Landlord shall defend and indemnify Tenant and save Tenant harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which, either directly or indirectly, in whole or in part, arise out of or result from (i) the negligence or willful misconduct of Landlord, or Landlord's agents, contractors or employees; (ii) judgments, citations, fines or other penalties rendered or assessed against Tenant (with the exception of any claims under any worker's compensation laws) as a result of Landlord's failure to comply with all federal, state and local laws, safety and health regulations relating to Landlord's specific use of the building of which the Premises are a part, provided that Tenant agrees to give Landlord prompt notice of any such violation asserted by any government agency; and (iii) the breach of any provision of this Lease by Landlord, its agents, contractors or employees.

     Section 13.3. The liability of Landlord and/or Landlord's Affiliates to Tenant or anyone claiming by or through Tenant shall be limited to Landlord's interest in the Premises. The foregoing shall be absolute and without exception whatsoever. The term "Landlord's Affiliates" shall mean any entity affiliated with Landlord through common ownership, Landlord's property manager and their respective partners, officers, directors, equity members, employees, agents, contractors and subcontractors. Without limiting the generality of the foregoing, in no event shall the Landlord or Tenant be liable to the other for indirect or consequential damages or for loss of business or loss of profits. Under no circumstances shall any of the partners, directors, officers, employees or shareholders of Landlord or Tenant, from time to time, have any personal liability whatsoever hereunder.

     Section 13.4. Nothing in this Article 13 is intended to require indemnification for any property claim for which insurance is required to be maintained under the terms of this Lease. The rights and obligations of Landlord and Tenant under this Article 13 shall survive the expiration or earlier termination of this Lease.

                     ARTICLE XIV: Mechanics' and Other Liens

     Section 14.1.Tenant covenants and agrees to keep all of the Premises and every part there and the building and other improvements thereon free and clear of and from any and all mechanics', materialmens', and other liens for work or labor done, services performed, materials, appliances, or power contributed, used, or furnished to be used in or about the Premises for or in connection with any operations of Tenant, any alteration, improvement, or repairs or additions that Tenant may make or permit or cause to be made, or any work or construction by, for, or permitted by Tenant on or about the Premises, and at all times reasonably promptly and fully to pay and discharge any and all claims, upon which any such lien may or could be based, and to save and hold Landlord and all of the Premises free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto.

     Section 14.2. Landlord covenants and agrees to keep the building of which the Premises are a part and other improvements thereon free and clear of and from any and all mechanics', materialmens', and other liens for work or labor done, services performed, materials, appliances, or power contributed, used, or furnished to be used in or about the building for or in connection with any operations of Landlord, any alteration, improvement, or repairs or additions that Landlord may make or permit or cause to be made, or any work or construction by, for, or permitted by Landlord on or about the building, and at all times promptly and fully to pay and discharge any and all claims, upon which any such lien may or could be based, and to save and hold Tenant and the building free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto.

                               ARTICLE XV: Signage

     Section 15.1. Tenant shall have the right to make such changes in the signage identifying the Premises as Tenant deems necessary in Tenant's reasonable discretion.

                        ARTICLE XVI: Brokerage Commission

     Section 16.1 Tenant and Landlord each represents and warrants to the other that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Lease. Tenant and Landlord each agrees to indemnify, defend and hold the other harmless from any and all cost (including, without limitation, all attorneys' fees and related costs) or liability for compensation arising from a breach of the above representation.

                     ARTICLE XVII: Environmental Compliance

     Section 17.1. Tenant shall comply with any applicable federal, state, county, regional or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental, health or safety matters (including, without limitation, Hazardous Materials, as defined in Section 17.2 below) (collectively, "Environmental Laws"). Tenant shall, at its own expense, promptly observe and comply with all present and future Environmental Laws relating to its past ongoing or future activities on the Premises.

     Section 17.2. Without limiting the generality of Section 17.1, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Materials" (as defined below) upon or about the Premises, nor permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under Article 8); provided that such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable law and the manufacturers' instructions thereto, and any remaining such substances shall be completely, properly and lawfully removed from the Premises upon expiration or earlier termination of this Lease.

     Tenant shall promptly notify Landlord of (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (b) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials, (c) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises, and (d) any matters where Tenant is required by law to give a notice to any governmental regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by law. The term "Hazardous Materials" as used herein, means any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

     If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Premises in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Materials from the Premises and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by

Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by law or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable law).

     Section 17.3. The parties shall indemnify, defend and hold harmless each other and their respective partners, employees and agents, and any successors interest in the Premises, their directors, officers, employees and agents from and against any and all loses, claims, damages, penalties and liability, including all out-of-pocket litigation costs and reasonable attorneys' fees arising out of the use, generation, storage, release or disposal of Hazardous Materials by either party.

     Section 17.4. The representations contained in this Article 17 shall survive the expiration or earlier termination of this Lease.

               ARTICLE XVIII: Assignment or Subletting of Premises

     Section 18.1. Subletting. Tenant shall have the right to sublet all or any portion of the Premises or grant licenses therein, without the consent of Land-lord, provided (i) Tenant is not in default of the Lease beyond any applicable cure period; (ii) Tenant provides Landlord with prior written notice of the sublease or license, at least thirty (30) days prior to the commencement date of the proposed sublease or license; (iii) Tenant delivers to Landlord an executed copy of the sublease or license within fifteen days (15) of the commencement date of the sublease or license; and (iv) Tenant remains liable to Landlord for the obligations of Tenant under the Lease.

     Section 18.2. Assignment. Tenant shall not be permitted to assign this Lease, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned. For purposes of this Lease, an assignment shall not include any assignment to a parent, subsidiary or affiliate of Tenant, or a transfer by merger, acquisition, sale, or transfer of substantially all of its assets or operation of laws, provided that the surviving entity meets the requirements set forth in Section 3.6 of the Lease and Tenant is not in default of the Lease.

     Section 18.3. Estoppels and Nondisturbance for Subtenant. Landlord shall, at Tenant's reasonable request, within twenty (20) days of such request, (i) provide Tenant with an estoppel certificate stating whether Landlord knows of any defaults under this Lease at the time of any proposed subletting or assignment; and (ii) provide to any subtenant to Tenant an agreement in recordable form stating that Landlord will not disturb the possession of such subtenant due to an early termination of this Lease.

                            ARTICLE XIX: Holding Over


     Section 19.1. If Tenant shall hold over after the expiration of the Term, the tenancy shall be (i) on a month-to-month basis and shall be subject to all of the terms, conditions, provisions and obligations of this Lease, except that, commencing immediately following the expiration of the Term, each monthly installment of Base Rent shall be one hundred twenty five percent (125%) of the monthly Base Rent installment that applied to the last month of the Term and
(ii) deemed on Event of Default hereunder. In the event that the Tenant gives the Landlord six (6) months prior written notice, it shall be permitted to hold over for six (6) months after the expiration of the Term at a rental rate equal to one hundred ten percent (110%) of the rent that is in effect prior to the expiration of the Term.

                        ARTICLE XX: Surrender of Premises

     Section 20.1. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in substantially as good condition as on the Commencement Date except for loss or damages resulting from casualty, condemnation, acts of God, ordinary wear and tear and such improvements, alterations or additions made to the Premises as Tenant shall elect to surrender. In the event any damage is done to the Premises in the removal of Tenant's personal property from the Premises, Tenant shall promptly reimburse Landlord for the reasonable cost of such repairs as are necessary to restore the Premises to their original condition. Any furniture, fixtures, and machinery not so removed upon expiration of this Lease or any extension thereof shall be deemed to have been abandoned by Tenant and shall become Landlord's property.

                            ARTICLE XXI: Condemnation

     Section 21.1. In the event that the whole or a substantial portion of the Premises shall be taken under the power of eminent domain by any public or quasi-public authority so as to preclude the use of the said Premises by Tenant in the conduct of Tenant's business (in Tenant's reasonable judgment), then this Lease shall terminate on the day that Tenant is required to transfer possession of the Premises.

     Section 21.2. In the event that a portion of the Premises shall be taken under the power of eminent domain by a public or quasi-public authority, and such taking does not substantially impair the usefulness of the Premises for the purposes for which the same are hereby demised, (in Tenant's reasonable judgment) Landlord shall make such repairs and alterations that may be necessary in order to restore the Premises to a useful condition to Tenant, provided that the total cost of such repairs, alterations, and restoration to be performed by Landlord shall not exceed the amount of compensation awarded to Landlord in connection with the taking under the power of eminent domain of the portion of the Premises as hereinbefore provided. The Base Rent shall be reduced in proportion to the portion of the Premises so taken until and unless subsequently restored or repaired. The adjustment of rent to be made hereunder shall be made as of the date Tenant is required to yield possession of a portion of the Premises as hereinbefore provided.

     Section 21.3. All compensation awarded for any such taking of the fee and the leasehold shall belong to and be the property of the Landlord; provided, however, that the Tenant shall be entitled to any portion of the award made to the Landlord or Tenant for loss of business and for the cost of removal of stock and fixtures or any equipment installed at the cost and expense of Tenant or the unamortized cost of any leasehold improvement made prior to the date of this Lease.

     Section 21.4. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the condemnation proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after written notice of such requirement is delivered by any such holder, whereupon all rights and obligations under this Lease shall terminate.

                        ARTICLE XXII: Waiver of Landlord

     Section 22.1 If any action or proceeding is instituted or if other measures are taken by Landlord and a compromise, part payment, or settlement thereof shall be made, either before or after judgment, the same shall not constitute or operate as a waiver by Landlord of any right, covenant, or provision of or under this Lease or of any subsequent breach or breaches thereof nor of the Lease itself Non-waiver of any default under or breach or violation of any provision or covenant of this Lease shall constitute or operate as a waiver of such provisions or covenant or of any subsequent default thereunder or breach or violation thereof, and no delay, failure, or omission in exercising or enforcing any right, privilege, or option under this Lease shall constitute a waiver, abandonment, or relinquishment thereof or prohibit or prevent any election under or enforcement or exercise of any provision, right, privilege, or option herein contained or granted. No waiver of any provision hereof by Landlord shall be deemed to have been made unless and until such waiver shall have been reduced to writing and signed by Landlord. The receipt by Landlord of Base Rent with knowledge of any breach or violation of or default under this Lease shall not constitute or operate as a waiver of such breach, violation, or default. Payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent or other sums due the Landlord shall operate only as a payment on account of Base Rent or other sums. No endorsement or statement on any check or other remittance or in any communication accompanying or relating to such payment shall operate as a compromise or accord and satisfaction unless the same is approved in writing by Landlord, and Landlord may accept such check, remittance, or payment without prejudice to Landlord's right to recover the balance of said rent or other sums due by Tenant and pursue any other remedy allowable by law or under this Lease.

                    ARTICLE XXII: Events of Default by Tenant

     Section 23.1. The following events shall be deemed to be events of default (each, an "Event of Default') by Tenant under this Lease:

          (a) If Tenant shall fail to pay any installment of the rent, or any other payment or reimbursement to Landlord required herein, and shall not cure such failure to make payment within ten (10) days after written notice from landlord.

          (b) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or, in any action or proceeding, if Tenant shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable federal, state or other statute or law, or if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties;

          (c) If, within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties, such appointment shall not have been vacated or stayed on appeal or otherwise or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated;

          If Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent and other charges, and shall not cure such failure within thirty (30) days after written notice thereof from Landlord, or if cure cannot be made within thirty (30) days, if Tenant shall fail to begin curing such failure within the thirty (30) days and shall fail to pursue diligently the cure of such failure; and

          If Tenant fails to provide a financial statement to Landlord as required by Section 3.6 or if Tenant's Liquidity ratio is less than 1.2:1 as reported on a quarterly basis or if Tenant fails to maintain a ratio of EBIDA to interest charges of 2.1 as reported on a yearly basis.

                        ARTICLE XXIV: Landlord's Remedies

     Section 24.1. If an Event of Default shall have occurred and shall be continuing, then or at any time thereafter:

          (a) The present worth of the Base Rent for the entire unexpired balance of the term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, or at the option of Landlord any part thereof, and also all costs and brokerage commissions (if any) shall, in addition to any and all installments of Base Rent already due and payable and in arrears and/or any other charge or payment therein reserved, included or agreed to be treated or collected as Base Rent and/or any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be taken to be due and payable and in arrears as if by the terms and provisions of this Lease the whole balance of unpaid Base Rent and other charges, payments, impositions, costs and expenses were on that date payable in advance. "Present worth" shall be computed by discounting the amount of the Base Rent which would have become due during the remainder of the Term to present value at a rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank;

          (b) Landlord may give Tenant notice of Landlord's intention to terminate this Lease, without any right by Tenant to reinstate its rights by payment of Base Rent due or other performance of the terms and conditions hereof, on a date specified in such notice, which date shall not be less than fifteen (15) days after the date of giving of such notice, and upon the giving of such notice, the Term and the estate hereby granted shall expire on the date so specified in said notice with the same effect as if the date specified in said notice were the date hereinbefore fixed for the expiration of the Lease Term.

          (c) With or without terminating the Lease, the Landlord may reenter and repossess the Premises, or any part thereof, and lease them to any other person or entity upon such terms as Landlord shall deem reasonable, for a term within or beyond the term of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (a) all Base Rent, reasonable out-of-pocket or other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or representation, less (b) the net proceeds, if any, of any reletting effected for the account of Tenant after deducting from such proceeds all of Landlord's reasonable out-of-pocket expense in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and expenses, reasonable alteration costs, and expenses of preparation of such reletting).

          (d) In addition to, and not in lieu of any of the foregoing rights granted to Landlord;

               (i) When this Lease or Tenant's right of possession shall be terminated by covenant or condition broken, or for any other reason, either during the Initial Term of this Lease or any renewal or extension thereof, and also when and as soon as the term hereby created or any extension thereof shall have expired, and upon twenty
          (20) days prior written notice to Tenant by Landlord, it shall be lawful for any attorney as attorney for Tenant to file an agreement for entering in any competent Court an action to confess judgment in ejectment against Tenant and all persons claiming under Tenant, whereupon, if Landlord so desires, a writ of Execution or of Possession may issue forthwith, without any prior writ of proceedings, whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be determined and the possession of the Premises hereby demised remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this Lease as hereinbefore set forth, to bring one or more action or actions as hereinbefore set forth to recover possession of the said Premises.

               In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

     ______(INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

     Section 24.2. If this Lease is assigned or if the Premises, or any part thereof, are at the time of default sublet or leased by Tenant to others, Landlord may, as Tenant's agent, collect rents due from any subtenant or other tenant and apply such rents to the Rent, and other amounts due hereunder without in any way affecting Tenant's obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

     Section 24.3. No expiration or termination of this Lease Term pursuant to subsection 24.1 (b) above or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Premises or any part thereof pursuant to subsection 24.1 (b) above or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Landlord may, at its option, institute an action to collect Base Rent and other charges due hereunder at any time and from time to time as and when such charges accrue.

     Section 24.4. With respect to any portion of the Premises which is vacant or which is physically occupied by Tenant, Landlord may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant (all of which Tenant expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

     Section 24.5. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any and all rights and remedies available hereunder or at law or in equity. All remedies available to Landlord hereunder and otherwise available at law or in equity shall be cumulative and concurrent. No determination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges, or for damages for the breach of any term, covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of term, covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession.

     Section 24.6. Any Base Rent or additional rent (including charges collectible as Real Estate Taxes) which is overdue for a period of more than twenty (20) days and for which Tenant has received written notice and opportunity to cure, shall bear interest at the rate of ten (10%) per annum until paid.

     Section 24.7. With respect to an exercise of Landlord's rights hereunder, Landlord shall use all commercially reasonable efforts to mitigate its damage.

     Section 24.8. Notwithstanding anything contained herein to the contrary, the Landlord Shall give Tenant twenty (20) days prior written notice before exercising any self-help remedies.

  ARTICLE XXV: Landlord's Cure of Default by Tenant; Reimbursement of Expenses

     Section 25.1. If Tenant defaults in making any payment or in doing any act herein required, then Landlord may, but need not, make such payment or do such act. If Landlord makes any such payment or incurs any charge or expense on behalf of Tenant under the terms of this Lease, the amount of the payment or expense, with interest thereon at ten percent (10%) per annum, beginning thirty
(30) days after a written invoice therefor is sent by Landlord, shall be paid by Tenant to Landlord, shall constitute additional rent hereunder, and shall be due and payable immediately when Landlord sends a written invoice therefor; provided, however, that the making of any such payment or the doing of such act by Landlord shall not cure such default by Tenant, or estop Landlord from pursuing any remedy to which Landlord would otherwise be entitled, provided however, that the payment of such invoice hereunder by Tenant shall cure such default.

                           ARTICLE XXVI: Subordination

     Section 26.1.Tenant shall subordinate this Lease to any recorded existing or future first mortgage or first deed of trust (which terms shall include both construction and permanent financing) that now or hereafter encumber the Premises, and to all renewals, extensions, modifications, consolidations, replacements, recastings, and/or refinancings thereof by executing and delivering to Landlord a non-disturbance, subordination and attornment agreement in recordable form and otherwise in form and substance reasonably satisfactory to Tenant.

     Section 26.2. Tenant agrees that in the event that any proceedings are brought for the foreclosure of such mortgage or deed of trust, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by the purchaser, and to recognize the purchaser as Landlord under this Lease.

     Section 26.3. Notwithstanding the foregoing, Landlord shall cause any trustee or mortgagee to execute a non-disturbance, subordination and attornment agreement granting unto Tenant the right to continue peacefully in possession of the Premises in the event of foreclosure under any such deed of trust or mortgage so long as Tenant is not in default under this Lease, for which it has received written notice. Such agreement shall be contingent upon Tenant's (or Tenant's successor or assigns) agreement to atom to and recognize any such trustee, mortgagee, or purchaser in foreclosure, as the successor in interest to the Landlord in the event of such foreclosure.

                      ARTICLE XXVII: Estoppel Certificates

     Section 27.1. Tenant agrees, upon no less than thirty (30) days written notice by Landlord, to execute, acknowledge, and deliver to Landlord, a statement in writing certifying (i) that this Lease is unmodified and in full force and effect, or, if there have been modifications, that this Lease is in full force and effect as modified, and stating any such modifications; (ii) certifying that Tenant has accepted possession of the Premises, and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; (iii) that no rent under this Lease has been paid more than thirty (30) days in advance of its due date; (iv) the address to which notices to Tenant should be sent; (v) certifying that Tenant, as of the date of any such certification, has no charge, lien, or claim of set-off under this Lease, or otherwise, against rents or other charges due or to become due hereunder; and (vi) stating whether or not, to the best of Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement, or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge. Any such statement delivered pursuant hereto may be relied upon by any owner of the Premises, any prospective purchaser of the Premises, any mortgagee or prospective mortgagee of the Premises or of Landlord's interest, or any prospective assignee of any such mortgagee.

                            ARTICLE XXIII: Succession

     Section 28.1. This Lease and all of the covenants, agreements, conditions, and provisions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, as the case may be. The term "Landlord" as used herein shall include the heirs, successors, and assigns of Landlord and assigns of the reversionary estate under this Lease. The term "Tenant" as used herein shall include the permitted successors of Tenant and the permitted assigns of the entire leasehold estate under this Lease.

                              ARTICLE XXIX: Notices

     Section 29.1. Any notices required or permitted by this Lease to be given by either party to the other shall be in writing and shall be either personally delivered or sent by registered or certified mail properly addressed, or by nationally recognized overnight courier such as Federal Express, to the said parties, their agents, representatives, successors, or assigns, at the last known address of such addressee, and the date of so depositing in the U.S. mail, personal delivery, or delivery by such common carrier shall be deemed the date of giving such notices. Until further notice in writing to the contrary, all notices to Landlord and Tenant shall be sent to the following addresses:


If to Landlord:          BET Investments IV, Inc.
                         2600 Philmont Avenue, Suite 212
                         Huntingdon Valley, PA 19006
                         Attn:   Mr. Bruce E. Toll

With a copy to:          Michael P. Markman, Esquire
                         (at the same address)

If to Tenant:            Integrated Circuit Systems, Inc.
                         2435 Boulevard of the Generals
                         Norristown, PA

With a copy to:          Scott J. Ciocco, Esquire
                         Pepper Hamilton LLP
                         Liberty View Building, Suite 500
                         457 Haddonfield Road
                         Cherry Hill, NJ 08002


                           ARTICLE XXX: No Partnership

     Section 30.1. Nothing contained in this Lease shall be construed to create a partnership or joint venture of or between Landlord and Tenant, or create any other relationship between those parties other than that of Landlord and Tenant.

                  ARTICLE XXXI: No Representations by Landlord

     Section 31.1 Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Premises except as herein expressly set forth, and no rights, privileges, easements, or licenses are acquired by Tenant except as herein set forth.

           ARTICLE XXXII: Necessary Approvals and Lease Modifications

     Section 32.1. Should any of Landlord's present or future mortgagees require modification of this Lease's terms in connection with any financing of any portion of the Premises or improvements thereto, Tenant agrees, at no cost to Landlord and without demand for consideration of any kind, except as offered by Landlord, to execute an amendment to this Lease incorporating such reasonable mortgagee's modifications provided, however, that Tenant shall not be required to modify any provision of this Lease increasing the sums payable by Tenant under this Lease, reducing or extending the Term, reducing or increasing the area of the Premises or increasing any of Tenant's material obligations under the Lease, or materially affecting Tenant's use of the Premises or rights hereunder.

                          ARTICLE XXXIII: Miscellaneous

     Section 33.1. Words of any gender used in this Lease shall be construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     Section 33.2. Each party agrees to furnish to the other, promptly upon demand, both appropriate documentation evidencing the valid creation and existence of such party and a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     Section 33.3. The captions inserted in this Lease are for convenience only and in no way define, limit, or otherwise describe the scope or intent of any provision hereof

     Section 33.4. Within ten (10) days following any transfer by Landlord of its ownership interest in the Property, Landlord shall provide Tenant with written notice of such transfer of the Property and the name and address of the successor Landlord to whom Tenant should send future rent payments and notices (the "Transfer Notice"). In the event that a predecessor Landlord fails to provide the Transfer Notice, (a) Tenant shall not be liable to any successor Landlord for any rent payments paid to a predecessor Landlord; and (b) any successor Landlord shall be bound by any notice sent to a predecessor Landlord.

     Section 33.5. This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

     Section 33.6. The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. The rule of construction which allows a court to construe a document more strictly against its author shall not govern the interpretation of this Lease.

     Section 33.7. No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given by this Lease or now or hereafter existing at law or in equity. The failure of either party to insist upon the strict performance of any obligation shall not be deemed a waiver thereof.

     Section 33.8. If any provision of this Lease, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     Section 33.9. This Lease constitutes the entire agreement between the parties and may be amended only by written agreement of the parties. No representations, inducements, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

     Section 33.10. Landlord and Tenant agree that in fulfilling all terms and conditions of this Lease, time is of the essence.

     Section 33.11. This Lease shall be governed and construed under the laws of the Commonwealth of Pennsylvania. The parties acknowledge that this Lease has been drafted, negotiated, made, delivered and consummated in the Commonwealth of Pennsylvania. The parties hereby waive any objection to the venue of any action filed in any state or federal court of Montgomery or Philadelphia County in the Commonwealth of Pennsylvania and waive any claim of forum non convenience or for transfer of any such action to any other court.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have signed this Lease as of the day and year first above written.


                                             LANDLORD

                                             BET INVESTMENTS IV, L.P.
                                             By Its Sole General Partner
                                             BET Investments IV, Inc.

                                             By: /s/ Michael Markman
                                                ----------------------------
                                             Name: Michael Markman
                                             Title: Executive Vice President

                                             TENANT

                                             INTEGRATED CIRCUIT SYSTEMS, INC.


                                             By: /s/ Justine Lien
                                                ----------------------------
                                             Name: Justine Lien
                                             Title: Dir of Finance and Admin

                             EXHIBIT "A-1": Premises

   A one and two story building containing approximately 61,000 square feet.

                               EXHIBIT "A-2": Land


        The Property known as 2435 Boulevard Of Generals, Norristown, PA, known as West Norriton Township, Block 38, Unit 88

                         FIRST AMENDMENT TO MASTER LEASE


THIS FIRST AMENDMENT TO MASTER LEASE dated this 23rd day of February, 1999, by and between BET INVESTMENTS IV, a Pennsylvania limited partnership ("Landlord") INTEGRATED CIRCUIT SYSTEMS, INC., a Pennsylvania corporation
("Tenant")

     WHEREAS, Landlord and Tenant desire to amend certain terms, covenants and conditions of the Lease as set forth in the recitals as stated more specifically below with all other terms and conditions remaining in full force and effect throughout the entire term of this Second Amendment To Lease.

                                   WITNESSETH:

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter contained, Landlord and Tenant, intending to be legally bound, hereby agree with each other as follows:

1. The preamble of this Agreement is hereby incorporated herein as though rewritten at length.

2. The following language is hereby inserted at the end of Section 10.1 of the
Lease:

     Notwithstanding anything to the contrary set forth in the Lease, the Tenant shall be solely responsible for the repairs to the Building and the Land listed on Exhibit B attached hereto and shall complete such repairs and replacements at its sole cost and expense on or before December 31, 1999. If the Tenant fails to comply with foregoing it shall a default under the Lease.

3. The following language is hereby inserted at the end of Section 10.2 of the
Lease:

     Notwithstanding anything to the contrary set forth in the Lease, it is understood and agreed that roof repairs shall not be considered structural in nature and the Landlord shall not be responsible for roof repairs to the Premises. In the event that the Landlord is required to replace the entire roof, the Landlord shall proceed accordingly, but the Tenant shall be responsible for reimbursing the Landlord the actual costs allocable to the period in which the tenant occupies the Premises following such repairs, such allocation determined by amortizing such costs over the useful life of the new roof, not to exceed twelve (12) years.

     Except as otherwise provided in the Lease, the Landlord and Tenant intend this to be a "net" lease pursuant to which the Rent payable hereunder shall be absolutely net return to the Landlord for the term of this Lease, undiminished by Real Estate Taxes, insurance expenses, operating expenses, maintenance or repair expenses or any other charges of any kind or nature whatsoever.

4. All other terms and conditions of the Lease not modified herein shall remain unchanged.

     IN WITNESS WHEREOF, the parties hereto have duly this Agreement as of the date and year above written.


                                           LANDLORD

                                           BET INVESTMENTS IV, L.P.
                                           By Its Sole General Partner
                                           BET Investments IV, Inc.

                                           By: /s/ Michael Markman
                                              ----------------------------
                                           Name: Michael Markman
                                           Title: Executive Vice President

                                           TENANT

                                           INTEGRATED CIRCUIT SYSTEMS, INC.


                                           By: /s/ Justin Lien
                                              ----------------------------
                                           Name: Justin Lien
                                           Title: Director of Finance and Admin

                                    Exhibit B

                            (See Attached Summaries)

Immediate Repairs Cost Estimate                Total GSF:     61,000 Square feet
The Valley Forge Business Center               No of Bldgs:   1
Norristown, Pennsylvania                       Reserve Term:  12 years
52702                                          Property Age:  13 years
January 27, 1999


See Item Description                              Quantity    U       Cost           I-Totals       Comments
------------------------------------------------------------------------------------------------------------------------------------
3.2                                                                                               Itemized costs are provided in
                                                                                                  Section 3.2 of the report.
------------------------------------------------------------------------------------------------------------------------------------
5.2  Asphalt pavement (initial seal coat)          52,000    SF       $0.11          $5,720
------------------------------------------------------------------------------------------------------------------------------------
5.3  Earthwork, grading & erosion control               1    LS     $250.00            $250
------------------------------------------------------------------------------------------------------------------------------------
5.3  Stormwater retention basin maintenance             1    LS   $1,500.00          $1,500
------------------------------------------------------------------------------------------------------------------------------------
6.4  Exterior walls, stucco or EIFS                 10,800   SF       $1.25         $13,500
------------------------------------------------------------------------------------------------------------------------------------
6.4  Exterior walls, masonry cleaning/repointing     2,000   SF       $0.50          $1,000
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
Total Immediate Repairs                                                             $21,970
-------------------------------------------------------------------------------------------
Cost per square foot
-------------------------------------------------------------------------------------------

                            SECOND AMENDMENT TO LEASE


     THIS SECOND AMENDMENT TO LEASE (the "Amendment"), is made this 13th day of April, 1999, by and between BET Investments, IV, a Pennsylvania limited partnership with an address of 2600 Philmont Avenue, Suite 212, Huntingdon Valley, Pennsylvania (the "Landlord"), and Integrated Circuit Systems, Inc., a Pennsylvania corporation with an address of 2435 Boulevard of the Generals, Norristown, Pennsylvania ("Tenant"), and amends that certain Lease between Landlord and Tenant dated as of January 29, 1999, for the property commonly known as 2435 Boulevard of the Generals, Norristown, Pennsylvania (the "Property").

                                   WITNESSETH:

     WHEREAS, Landlord by way of assignment dated April 12, 1999, from BET Investments, III, a Pennsylvania limited partnership with an address of 2600 Philmont Avenue, Suite 212, Huntingdon Valley, Pennsylvania, and Tenant are parties to a certain Agreement of Sale dated as of January 18, 1999, amended by way of letter Amendment dated February 12, 1999, Second Amendment to Agreement of Sale dated March 5, 1999, Third Amendment to Agreement of Sale dated March 15, 1999, and Fourth Amendment to Agreement of Sale dated the same date herewith (the "Agreement"), wherein Landlord has agreed to purchase from Tenant and lease back to the Tenant, the Property, subject to the terms and conditions of the Agreement; and

     WHEREAS, the Tenant is the owner of the Property and occupying the Property pursuant to an Installment Sale Agreement dated September 25, 1992, as amended and restated April 29, 1994 (the "Installment Agreement"), wherein the Montgomery County Industrial Development Corporation, a Pennsylvania nonprofit corporation ("Montgomery County") agreed to sell to Tenant, and Tenant agreed to purchase from Montgomery County, the Property pursuant to the terms thereof; and

     WHEREAS, the Property is currently the subject of an Open-End Mortgage dated April 29, 1994, by and between Montgomery County and The Pennsylvania Industrial Development Authority, a Pennsylvania public body corporate and politic ("PIDA"), wherein Montgomery County mortgaged the Property to PIDA, to secure a Note dated the same date therewith between PIDA and Montgomery County, pursuant to a Loan Agreement between PIDA and Montgomery County dated the same date therewith (the Note, Open-End Mortgage, Loan Agreement, Installment Agreement and all other documents connected therewith are hereinafter collectively referred to as the "Loan Documents" or the "PIDA Loan"); and

     WHEREAS, in connection with the closing under the Agreement, the Landlord and Tenant have entered into a Fourth Amendment to Agreement of Sale dated the same date herewith wherein Landlord agreed to assume all of the rights, responsibilities, obligations and liabilities of Seller under the Loan Documents, and obtained a full release of all obligations and liabilities of Tenant under the Loan Documents as partial payment of the Purchase Price (the "Assignment"); and

     WHEREAS, pursuant to and as a condition to the Agreement, and specifically in consideration of Tenant's execution of the Fourth Amendment to Agreement of Sale, the parties have agreed to enter into this Amendment;

                                 NOW THEREFORE:

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Landlord and Tenant, and intending to be legally bound hereby, Landlord and Tenant hereby agree as follows:

     1. The Lease is hereby amended to reflect that the Annual Base Rental for Year 1 shall be Five Hundred Eighty Five Thousand Dollars and No/100 ($585,000.00) and as a result the first month's rental shall be reduced to Twenty Five Thousand Eight Hundred Thirty Three Dollars and Thirty Three Cents ($25,833.33) pro rated from April 13, 1999.

     2. The Lease is hereby amended to reflect that provided that the Tenant is not in default of the Lease for which it has received appropriate notice and/or opportunity to cure, and in the event that PIDA has not in connection with the Assignment required that the PIDA Loan be paid in full prior to March 1, 2007, the Tenant shall have the right to deduct Fifty Five Thousand Dollars and No/100 from the Annual Base Rent that would otherwise be due for the month of March, 2007. In the event that PIDA has required that the PIDA Loan be terminated, paid off or released prior to such date, this Section shall be null and void and of no further force or effect and the Tenant shall not have the right to deduct such amount from the Annual Base Rent.

     3. Except as modified by this Amendment, the Lease shall remain unmodified, in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall prevail.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date first above written.

WITNESS/ATTEST:                 SELLER:

                                Integrated Circuit Systems, Inc.,
                                a Pennsylvania corporation

____________________            By: /s/ Justine Lien
                                    --------------------------------------------
                                    Justine Lien, Director of
                                    Administration and Finance


                                BUYER:

                                BET Investments, IV, L.P.,
                                a Pennsylvania limited partnership
                                By: BET Investments IV, Inc., a Pennsylvania
                                corporation, its general partner

____________________            By: /s/ Michael P. Markman
                                   ---------------------------------------------
                                    Michael P. Markman, Executive Vice President


                                      -3-